Exhibit 99.1
AMENDMENT OF EXECUTIVE EMPLOYMENT AGREEMENT
This Amendment of Executive Employment Agreement (“Amendment”) is entered into as of November 17, 2012 by and between Rainmaker Systems, Inc. (the “Company”) and Timothy Burns (“Executive”) for the purpose of amending the Executive Employment Agreement dated as of November 4, 2011 by and between the Company and Executive (the “Employment Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Employment Agreement.
WHEREAS, pursuant to the terms of the Employment Agreement, Executive is entitled to certain severance payments and benefits upon termination of employment without Cause or resignation for Good Reason.
WHEREAS, Executive, and the Company desire to amend the terms and conditions of such severance provisions to provide for a lump sum severance payment, upon termination of employment without Cause or resignation for Good Reason, equal to (i) six (6) months then current base salary, plus (ii) the costs of continued health insurance for Executive and his dependents under COBRA for six (6) months after Executive’s effective date of termination.
NOW, THEREFORE, in consideration of the mutual promises and other consideration set forth herein, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and Executive hereby agree as follows:
1.    Section 14(d) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“(d)    Severance. Upon the termination of Executive’s employment with the Company under this Section, the Company shall pay to Executive a severance benefit equal to that portion of Executive’s then current base salary plus the costs of continued health insurance for Executive and his dependents as follows: (i) if termination is by the Company without Cause the severance shall be six (6) months base salary, and the Company also agrees to pay the costs of continued health insurance coverage for Executive and his dependents under COBRA for six (6) months after Executive’s effective date of termination; (ii) if the termination is by the Company for Cause, or uncured Underperformance, Executive shall receive no severance benefit of any kind; (iii) if the termination is by Executive is for Good Reason, the severance shall be six (6) months base salary, and the Company also agrees to pay the costs of continued health insurance coverage for Executive and his dependents under COBRA for six (6) months after Executive’s effective date of termination; and (iv) if the termination is by Executive without Good Reason, Executive shall receive no severance benefit of any kind. In addition, in the event any severance payment is due pursuant to the forgoing, as partial consideration for payment of such severance amounts, Executive shall execute at the time of such termination and as a condition of receipt of the severance amounts, a Release Agreement in form and substance satisfactory to the Company. Payments due to Executive under this Section shall be paid in cash or by check in a single lump sum payment by no later than thirty (30) days following Executive’s termination and execution and delivery of such Release Agreement.”
2.    Section 14(e) of the Employment Agreement is hereby amended by deleting the proviso in its entirety.
3.    Except as expressly amended pursuant hereto, the Employment Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. This Amendment shall be binding upon, inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns. This Amendment shall be governed by, and construed in accordance with, the law of the State of Texas. This Amendment and the Employment Agreement contain the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussion and understandings, oral or written, with respect thereto. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

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SIGNATURE PAGE TO AMENDMENT OF EXECUTIVE EMPLOYMENT AGREEMENT
IN WITNESS WHEREOF, the Company and Executive have caused this Amendment of Executive Employment Agreement to be executed as of the date first written above.

Company:

Rainmaker Systems, Inc:

/s/ Mitchell Levy
By: Mitchell Levy
Title: Chairman of the Board

/s/ Timothy Burns
Executive:
Timothy Burns